UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2005 (March 21, 2005)

SYMBION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50574 (Commission File Number)	62-1625480 (IRS Employer Identification No.)

40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
(Address of principal executive offices) (Zip Code)

(615) 234-5900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On March 21, 2005, Symbion, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Senior Credit Facility”) among the Company, as borrower, the subsidiaries of the Company named therein, as guarantors, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Credit Suisse First Boston, as syndication agent, Keybank National Association, as documentation agent, and the other lenders party thereto. The Senior Credit Facility amends and restates the Company’s $110 million revolving senior credit facility that would have expired on July 18, 2006 to extend the term through March 21, 2010 and increases the Company’s borrowing capacity to $150 million. At December 31, 2004, the Company had outstanding indebtedness under the Company’s predecessor senior credit facility of $64.0 million.

     Borrowings are available under the Senior Credit Facility for acquisitions, developments of new surgery centers and working capital. At the Company’s option, loans under the Senior Credit Facility bear interest at Bank of America’s base rate or the Eurodollar rate in effect on the applicable borrowing date, plus an applicable margin. The applicable margin will vary depending upon the ratio of the Company’s consolidated funded indebtedness to consolidated EBITDA. At December 31, 2004, the interest rate for this debt under the predecessor senior credit facility ranged from 4.28% to 4.41% per year based on the borrowing date.

     The Senior Credit Facility contains various financial and non-financial covenants and restrictions including requirements that the Company maintain a certain level of consolidated net worth and maintain certain ratios with regard to total leverage, senior leverage, fixed charge coverage and capitalization. Additionally, the Company may not make capital expenditures for any year in excess of $60 million. The obligations under the Senior Credit Facility and the related documents are secured by a first priority lien upon substantially all of the Company’s wholly-owned subsidiaries’ real and personal property, a pledge of all the capital stock or other ownership interests in each of the Company’s wholly-owned subsidiaries and a pledge of the Company’s ownership interests in substantially all of its majority-owned subsidiaries. The obligations under the Senior Credit Facility are guaranteed by all of the Company’s wholly-owned subsidiaries that have assets with a fair market value of greater than $100,000. The Senior Credit Facility contains various events of default including non-payment, breach of covenants, insolvency, certain judgments against the Company or its subsidiaries and a change of control.

ITEM 2.03. CREATION OF DIRECT FINANCIAL OBLIGATIONS OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     The information required by this Item 2.03 is included in Item 1.01 above and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

10	Amended and Restated Credit Agreement, dated as of March 21, 2005, among the Company, as borrower, the subsidiaries of the Company named therein, as guarantors, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Credit Suisse First Boston, as syndication agent, Keybank National Association, as documentation agent, and the other lenders party thereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2005	SYMBION, INC.
	By:	/s/ Kenneth C. Mitchell
Kenneth C. Mitchell
Chief Financial Officer and Senior Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description

10	Amended and Restated Credit Agreement, dated as of March 21, 2005, among the Company, as borrower, the subsidiaries of the Company named therein, as guarantors, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Credit Suisse First Boston, as syndication agent, Keybank National Association, as documentation agent, and the other lenders party thereto.

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